UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

          12 Gunnebo Drive, Lonoke, Arkansas  48152
(Address of Principal Executive Offices)

          (501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 8, 2013, U.S. Rare Earths, Inc. (the “Company”), received notice that the Company, H. Deworth Williams, Edward F. Cowle, Geoff Williams and Blue Cap Development Corp. had entered into a Stipulation in Support of Modification of Preliminary Injunction (“Stipulation”) dated February 6, 2013.

Under the terms of the Stipulation, the parties agreed to not dispute the Company’s Board of Directors of Kevin Cassidy, John Victor Lattimore Jr., Daniel McGroarty, Winston Marshall and Michael Parnell.

In addition, the Board will consider at its next meeting (i) Reinstating Edward Cowle to the Board; (ii) Appointing Nancy Au Chong to the Board; (iii) Affirming that the shares to be issued to John Victor Lattimore Jr. in September 2012 for cash consideration will be considered valid issued and outstanding shares; (iv) Affirming that other shares authorized for services in September 2012 will be placed into non-voting escrow status until all litigation between the parties is resolved. Further, other corporate actions dated between August 23, 2012 and October 11, 2012 shall not be ratified, approved or re-authorized until all litigation is resolved or a shareholder meeting is conducted. Finally, the Company is authorized to pursue and affect a secondary stock offering.

The parties are working to reach full and final settlement of the following litigation:

U.S. Rare Earths, Inc. v. Williams et al., in the Eighth Judicial District Court, Clark County, Nevada (Case No. A668230-B, Dept. Thirteen, Las Vegas NV 89155).

Williams et al. v. U.S. Rare Earths, Inc., U.S. District Court for the District of Utah (Case No. 2:12-cv-00905).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: February 19, 2013	By:	/s/ Kevin Cassidy
	Name:	Kevin Cassidy
	Title:	Chief Executive Officer

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